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                                                                     Exhibit 3.5

                                NOVA SCOTIA LOGO

                          CERTIFICATE OF INCORPORATION

                                  Companies Act

REGISTRY NUMBER

    3090671

NAME OF COMPANY

    3090671 NOVA SCOTIA COMPANY


I hereby certify that the above-mentioned company was incorporated this date under the Companies Act and that the liability of the members is unlimited.

/s/ [ILLEGIBLE]                                                June 22, 2004
---------------------------------------------              ---------------------
Agent of the Registrar of Joint Stock Companies            Date of Incorporation